CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Aquila Narragansett Tax-Free Income Fund (formerly, Narragansett Insured Tax-Free Income Fund), do hereby certify to such officer's knowledge, that:

The report on Form N-CSRS/A of Aquila Narragansett Tax-Free Income Fund (formerly, Narragansett Insured Tax-Free Income Fund) for the period ended September 30, 2013, (the "Form N-CSRS/A") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS/A a fairly presents, in all material respects, the financial condition and results of operations of Aquila Narragansett Tax-Free Income Fund (formerly, Narragansett Insured Tax-Free Income Fund.)

Dated: December 10, 2013	/s/ Diana P. Herrmann
President and Trustee Aquila Narragansett Tax-Free Income Fund (formerly, Narragansett Insured Tax-Free Income Fund)

Dated: December 10, 2013	/s/ Joseph P. DiMaggio
Chief Financial Officer and Treasurer Aquila Narragansett Tax-Free Income Fund (formerly, Narragansett Insured Tax-Free Income Fund)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aquila Narragansett Tax-Free Income Fund (formerly, Narragansett Insured Tax-Free Income Fund) and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.